June 12, 2002


Household Mortgage Funding Corporation III          KATTEN MUCHIN ZAVIS ROSENMAN
1111 Town Center Drive
Las Vegas, Nevada 89144

Ladies and Gentlemen:

We are counsel to Household Finance Corporation, a Delaware corporation (the "Master Servicer"), and Household Mortgage Funding Corporation III, a Delaware corporation (the "Depositor"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to $8,000,000,000 aggregate principal amount of mortgage loan asset-backed certificates and notes (the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). As set forth in the Registration Statement, each series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement or sale and servicing agreement (each, an "Agreement") among the Master Servicer, the Depositor and the trustee (the "Trustee"), each to be identified in the prospectus supplement for such series of Securities. Each agreement will be substantially in the form filed as an exhibit to the registration statement.

In rendering the opinions expressed herein, we have examined the prospectus (the "Prospectus") and forms of prospectus supplement (the "Prospectus Supplement") related thereto contained in the Registration Statement. We have also examined such other records, documents and instruments as we have deemed necessary for purposes of this opinion.

In rendering this opinion letter, as to questions of fact material to this opinion, we have relied to the extent we have deemed such reliance appropriate, without investigation, on certificates and other communications from public officials and from officers of the Depositor, the Master Servicer and the Trustee for the Securities.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed by parties other than the Depositor and the Master Servicer, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due

Household Mortgage Funding Corporation III
June 12, 2002
Page 2


authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, the subject to the penultimate paragraph of this letter, it is our opinion that:

         1. Each Agreement, when duly authorized, executed and delivered by the Master Servicer, the Depositor, the Trustee, and any other party thereto, will constitute a legal, valid and binding agreement of the Master Servicer and the Depositor, enforceable against the Master Servicer and the Depositor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         2. When a series of Securities has been duly authorized by all necessary action on the part of the Master Servicer and the Depositor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement and the related Prospectus Supplement, such series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

         3. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Securities, is accurate in all material respects with respect to those tax consequences that are discussed.

         4. To the extent that the description referred to in Paragraph 3 above expressly states our opinion or states that our opinion will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein, as such opinion may be supplemented as described in the related Prospectus Supplement.

Please note that Paragraph 4 above applies only to those series of Securities for which our firm is named as counsel to the Depositor in the related Prospectus Supplement.

Our opinions expressed above are limited to the laws of the State of Illinois, the State of New York and the laws of the United States of America and we do not express any opinion herein concerning any other law. In addition, we express no opinion concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether

Household Mortgage Funding Corporation III
June 12, 2002
Page 3


created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without our prior written consent. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for purposes of the transactions described in the Registration Statement and should not be relied on for any other purpose.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the use of our name in the Prospectus and Prospectus Supplement included in the Registration Statement under the headings "Material Federal Income Tax Consequences" and "Legal Matters," without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof with respect to any portion of the Registration Statement.

Very truly yours,

/s/ Katten Muchin Zavis Rosenman

Katten Muchin Zavis Rosenman